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                                                                   Exhibit 10.6

                         1999 ROMAC INTERNATIONAL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of Romac International, Inc. and its Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2.   Definitions.

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

     (c)  "Company" shall mean Romac International, Inc.

     (d) "Compensation" shall mean all compensation paid or payable in the Offering Period in question in cash or in kind by the Company by reason of services performed by an Employee during any period which is included in the Employee's federal gross income for federal income tax purposes for the Offering Period, excluding amounts realized from the exercise of a non-qualified stock option or the sale, exchange or other disposition of an incentive stock option, plus any salary reduction contributions to any plan which are not includable in the Employee's gross income under Section 401(k) or Section 125 of the Code.

     (e) "Employee" shall mean any individual who is an employee of the Company or a Subsidiary for federal income tax withholding purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

     (f)  "Enrollment Date" shall mean the first day of each Offering Period.

     (g)  "Exercise Date" shall mean the last day of each Offering Period.

     (h) "Fair Market Value" shall mean the value of the Common Stock. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), the Fair Market Value of a share of Common Stock shall be the closing sales price for a share of Common Stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or the exchange with the greater volume of trading in Common Stock) on the day of such determination as reported in the Wall Street Journal or such other source as the Board deems reliable. In the absence of an established market for the Common Stock, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Board.

     (i) "Offering Period" shall mean a period of approximately three (3) months, commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day occurring in the period ending the following March 31, or commencing on the first Trading Day on or after April 1 and terminating on the last Trading Day occurring in the period ending the following June 30, or commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day occurring in the period ending the following September 30, or commencing on


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          the first Trading Day on or after October 1 and terminating on the last Trading Day occurring in the period ending the following December 31. The duration of Offering Periods may be changed pursuant to Section 4 of the Plan.

     (j) "Plan" shall mean Romac International, Inc. 1999 Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

     (k) "Purchase Price shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

     (l) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

     (m) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than fifty (50) percent of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     (n) "Trading Day" shall mean a day on which national stock exchanges and Nasdaq are open for trading.

3.   Eligibility.

     (a) Initial Eligibility. Any Employee who shall be employed by the Company or a Subsidiary on the date his or her participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan that commence on or after such Employee becomes a participant in the Plan.

     (b) Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the plan:

          (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company, and/or hold outstanding options to purchase such stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary; or

          (ii) that permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) in fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

     (c) Commencement of Participation. An eligible Employee may become a participant by completing an authorization for payroll deduction on the form provided by the Company and filing with the office of the Treasurer of the Company on or before the date set therefore by the Board, which date shall be prior to the Enrollment Date for the Offering Period. Payroll deductions for a participant shall commence on the applicable Enrollment Date when his authorization for a payroll deduction becomes effective and shall end on the Exercise Date of the Offering Period to which such authorization is applicable unless sooner terminated by the participant as provided in Section 8(a) of the Plan.

4. Offering Periods. The Plan shall be implemented by consecutive three (3) month Offering Periods. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offering Periods if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.


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5.   Payroll Deductions.

     (a) Amount of Deduction. At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the time he is a participant in an Offering Period in an amount equal to any whole percentage of the Compensation that he or she receives on each pay day during the Offering Period.

     (b) Participant's Account. All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into his or her account.

     (c) Changes in Payroll Deduction. A participant may discontinue his or her participation in the Plan as provided in Section 8(a) of the Plan, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

6. Grant of Option. On the Enrollment Date of each Offering Period, a participant shall be deemed to have received an option to purchase on each Exercise Date during such Offering Period at the applicable Purchase Price a maximum number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price.

7.   Exercise of Option.

     (a) Automatic Exercise. Unless a participant withdraws all of the payroll deductions credited to his or her account prior thereto as provided in Section 8 of the Plan, his or her option for the purchase of Common Stock with payroll deductions made during an Offering Period shall be deemed to have been exercised automatically on the Exercise Date applicable to such Offering Period for the purchase of a number of full shares of Common Stock that the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the participant under Section 6 of the Plan). No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 8 of the Plan. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     (b) Delivery. As promptly as practicable after the Exercise Date of each Offering Period, the Company shall deliver to each participant, as appropriate, a certificate representing the shares purchased upon exercise of his or her option.

8.   Withdrawal.

     (a) General. A participant may withdraw all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time during an Offering Period by giving written notice to the Company in the form of a notice of withdrawal provided by the Company promptly after receipt of notice of withdrawal. All of the


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          participant's payroll deductions credited to his or her account shall be paid to such participant, such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period.

     (b) Effect on Subsequent Participation. A participant's withdrawal of the payroll deductions credited to his or her account shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the participant withdraws. If, however, a participant withdraws the payroll deductions credited to his or her account during an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement prior to the commencement of such succeeding Offering Period.

     (c) Termination of Employment. Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12 of the Plan, and such participant's option shall be automatically terminated. Notwithstanding the preceding sentence, a participant who receives payment in lieu of notice of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

9. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

10.  Stock.

          (a) Maximum shares of Romac Common Stock. The maximum number of shares of the Company's Common Stock that shall be made available for sale under the Plan shall be six million (6,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 16 of the Plan. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant shall be returned to him or her as promptly as possible.

          (b) Participant's Interest in Option Stock. The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

          (c) Registration of Stock. Shares of Romac Common Stock to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse as joint tenants with right of survivorship.

11. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

12. Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such


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participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of the participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of such participant, or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

13. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 8 of the Plan.

14. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

15. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

16. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, (i) the Reserves, (ii) the maximum number of shares each participant may purchase during each Offering Period, (iii) the Purchase Price per share, and (iv) the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn the payroll deductions credited to his or her account as provided in Section 8 of the Plan.


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          (c)  Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Company shall use its best efforts to have each outstanding option assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Company shall set a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be the date immediately prior to the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn the payroll deductions credited to his or her account as provided in Section 8 of the Plan.

17. Amendment or Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in
Section 16 of the Plan, no such termination can affect options previously granted; provided, that an Offering Period may be shortened by the Board of Directors to an earlier Exercise Date and the Plan may be terminated immediately thereafter if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 16 of the Plan, no amendment may make any change in any option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval for any amendment to the Plan in such a manner and to such a degree as required. Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

18. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

19. Conditions Upon Issuance of shares of Romac Common Stock. Shares of Romac Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. The terms and conditions of options granted under the Plan to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 under the Exchange Act. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 under the Exchange Act to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.


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In addition to the restriction described in the first paragraph of this Section
19, the shares of the Company's Common Stock received by any person upon the exercise of an option may not be sold, assigned, transferred, pledged or otherwise disposed of for a period of six months from the date of such exercise. The shares of Company's Common Stock received upon the exercise of an option may bear a legend to such effect or the Company may require the person receiving such shares to execute an agreement to such effect.

20. Tax Withholding. At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions attributable to sale or early disposition of Common Stock by the Employee.

21. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless terminated under Section 17 of the Plan.


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